UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2021

FUSION PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Canada	001-39344	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

270 Longwood Road South
Hamilton, Ontario, Canada, L8P 0A6
(Address of principal executive offices, including zip code)

(289) 799-0891

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common shares, no par value per share	FUSN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 12, 2021, Fusion Pharmaceuticals Inc. (the “Company”) and TRIUMF Innovations Inc. and TRIUMF Inc. (collectively, “TRIUMF”) amended an existing collaboration agreement (as amended, the “Collaboration Agreement”) pursuant to which the Company will provide up to CAD$25.0 million in milestone and other payments to TRIUMF in connection with development of process technology related to actinium-225. The Company is obligated to pay TRIUMF a CAD$5.0 million milestone within 30 days of the execution of the amendment.

In connection with the Collaboration Agreement, the parties have formed a company (“NewCo”) to hold all of the intellectual property derived from the collaboration. NewCo is jointly owned and managed by the Company and TRIUMF and its purpose is to manufacture actinium-225 for the research, clinical and commercial needs of the Company, and in certain circumstances, other third parties. The supply of actinium-225 by NewCo to the Company shall be done under a commercial supply agreement, to be negotiated by NewCo and the Company. The Company is expected to purchase at least 50% of its annual actinium-225 requirements, unless NewCo is unable to supply such necessary qualities to the Company.

The Collaboration Agreement expires on the earlier of (1) NewCo’s commencement of supply of actinium-225 to the Company under a commercial supply agreement or (2) December 31, 2025. The Company and TRIUMF can each terminate the Collaboration Agreement for the other party’s uncured material breach following the applicable notice period. The Company may terminate the Collaboration Agreement if TRIUMF experiences a technical failure, as defined in the Collaboration Agreement. TRIUMF may terminate the Collaboration Agreement its activities are wound down or there is a governmental directive.

The description of the Collaboration Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Collaboration Agreement, a copy of which will be included as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, to be filed with the Securities and Exchange Commission.

Item 7.01 Regulation FD Disclosure.

On August 12, 2021, the Company issued a press release announcing its entry into the Collaboration Agreement. A copy of the press release is being furnished as Exhibit 99.1 to this Report on Form 8-K.

The information set forth in this Item 7.01 and Exhibit 99.1 are intended to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated August 12, 2021

104	Cover Page Interactive Data File (formatted as Inline XBRL, and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fusion Pharmaceuticals Inc.

Date: August 13, 2021	By:	/s/ Maria Stahl
Maria Stahl
Chief Legal Officer